Exhibit 10.13.2

SOLVENCY AFFIDAVIT

Before me, the undersigned authority, personally appeared **JAMES WALESA, Indiviually and as President of MCA NAPLES HOLDINGS, LLC, a Tennessee limited liability company** (the "Borrower"); who by me being first duly sworn, deposes and says that:

1. Affiant executed and delivered that certain secured promissory note in the amount of **FOUR MILLION FIVE HUNDRED FIFTY THOUSAND AND 00/100TH DOLLARS ($4,550,000.00)** to be evidenced by and repayable in accordance with the terms, of even date with this Affidavit from the Borrower in favor of **BENWORTH CAPITAL PARTNERS, LLC, a Florida limited liability company.**

2. The execution of the Note and all related documents including without limitation, the Guaranty and Assignment of Lease and Rents (collectively, the Loan Documents") was done freely and voluntarily and the Borrower and Affiant understand all provisions of the Loan Documents, including, without limitation, the waiver of the right to trial by jury.

3. The Borrower is solvent and the sum of the value of Borrower's assets at fair market value exceeds the sum of Borrower's debts.

4. The Borrower has (including after the execution of the Loan Documents) sufficient capital to continue engaging in any business in which the Borrower is engaged.

5. Borrower is current in all of its obligations to its respective creditors and the Borrower believes that it will continue to be able to pay all of its debts as they mature.

6. Borrower has not sought, nor contemplated seeking, relief under the bankruptcy laws of this or any other jurisdiction, including but not limited to a composition or reorganization for the benefit of creditors.

7. No person or other entity seeks or considers seeking relief against the Borrower under the bankruptcy laws of this or any other jurisdiction, including, but not limited to, composition or reorganization for the benefit of creditors.

WITNESSES

Virginia L. Connolly
Witness

Virginia L. Connolly
Print Name

Clarice Maxine Garza
Witness

Clarice Maxine Garza
Print Name

MORTGAGOR:

MCA NAPLES, LLC,
a Tennessee limited liability company

By: JAMES WALESA, its President

JAMES WALESA, Individually

State of Texas
County of Bexar

THE FOREGOING INSTRUMENT WAS SWORN TO AND SUBSCRIBED TO before me by means of X physical presence or ____ online notarization, this **28th** day of **April, 2021** by **JAMES WALESA, Indiviually and as President of MCA NAPLES HOLDINGS, LLC, a Tennessee limited liability company**, on behalf of the company, who [ ] is personally known to me or [X] has produced a driver's license as identification. ______________.

CLARICE MAXINE GARZA
Notary Public, State of Texas
Comm. Expires 09-09-2024
Notary ID 132666079

Clarice Maxine Garza
Name: Clarice Maxine Garza
Notary Public
My Commission Expires: 09-09-2024
Commission No.: 132666079